UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2011 (Date of earliest event reported: September 19, 2011)
Stillwater Mining Company (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana (Address of principal executive offices)		59102 (Zip Code)
(406) 373-8700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Stillwater Mining  Company (the "Company") announced today that it intends to offer, subject to market and other conditions, $300 million aggregate principal amount of senior notes due 2016 (the "Notes") in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The interest rate and other terms of the Notes will be determined at the time of pricing of the offering.

The Notes will be the Company's senior unsecured debt and will be guaranteed on a senior unsecured basis by certain of  the Company's existing and future domestic subsidiaries.

The Company intends to use the net proceeds from the offering, together with cash on hand, to fund the cash portion of the consideration for the acquisition of Peregrine Metals Ltd. with the remaining net proceeds used to advance the Company's existing development and expansion projects and other general corporate purposes. The offering is not conditioned on the consummation of the Peregrine acquisition, and to the extent the Peregrine acquisition is not consummated, all of the net proceeds from the offering will be used to advance the Company's existing development and expansion projects and for other general corporate purposes.

The Notes and related guarantees will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside of the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or any other state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 8.01. Other Events

In connection with offer of the Notes described above in Item 1.01,  Stillwater  has provided certain updated risk factors to potential investors. The text of such risk factors is attached to this Report as Exhibit 99.2 and is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1     Press Release of Stillwater Mining Company dated September 19, 2011

            99.2      Updated Risk Factors as of September 19, 2011

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2011	STILLWATER MINING COMPANY By: /s/ Brent R. Wadman Brent R. Wadman Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Stillwater Mining Company dated September 19, 2011
99.2	Revised Risk Factors as of September 19, 2011